Exhibit 99.1

AITX’s Subsidiary RAD Open House and Technology Reveal Demonstrates the Power, Diversity, and Cost Savings of RAD’s Advanced Technologies, Including RADDOG

Detroit, Michigan, December 13, 2022 — Artificial Intelligence Technology Solutions, Inc., (the “Company”) (OTCPK:AITX), along with its wholly owned subsidiary, Robotic Assistance Devices Inc. (RAD), conducted an Investor Open House and RAD Technology Reveal before an audience of about 100 attendees. The audience included a mix of retail investors and security industry dignitaries.

The event was held at the Company’s manufacturing facility, the ‘REX’, located in Ferndale, Michigan. The entire presentation was livestreamed on YouTube, and is available for viewing at https://youtu.be/4pTcf12xJdM

Attendees were greeted by a ROAMEO on patrol in close proximity to the parking lot. A ROSA 3.1 security device audibly and visibly welcomed visitors outside the REX entrance, and all were checked-in via an AVA access control unit in the lobby.

The Open House featured presentations by various RAD executives including Mark Folmer, RAD’s President, Tony Taylor, RAD’s COO, and Ravi Gade, RAD-G’s Director OEM Programs. Also presenting were 2 RAD dealers, and the captain of AITX’s eSports team. Steve Reinharz, CEO of AITX and RAD was the emcee and host of the event.

“Wednesday’s Open House and Technology Reveal far exceeded our very high expectations,” said Steve Reinharz. “Our plan was to pack in as much information, recent developments and product announcements as time would permit. From the feedback I’ve received thus far, we hit multiple home runs.”

The main event at the event was the public introduction of RADDOG™, RAD’s quadruped robot dog, developed specifically for the security services, logistics, utilities, and property management industries. RADDOG integrates RAD-G’s RADPack plus the entire RAD ecosystem of connectivity. “No one in the security industry has seen anything comparable to RADDOG. This incredible innovation ties together all of RAD’s stationary and mobile solutions, opening up so many new opportunities for us,” Reinharz added.

Highlights of the event incorporated demonstrations, updates and new solution introductions including:

●	A review of AITX’s ‘Why are we in business”

○	The Company believes in missions that are worthwhile are worth our time
○	That AITX’s mission to work on labor related challenges is worthy
○	That being at the forefront of inevitable change is worthwhile
○	The Company’s subsidiary, RAD, focuses on a portion of these worthy undertakings

●	The promotion of Troy McCanna, former FBI Agent, Multi-Jurisdictional Task Force Coordinator/Supervisor, to the position of RAD’s Chief Security Officer
●	RAD’s new branding package, positioning the company as a world-class tech organization
●	Updates of new RAD merchandise on the Company’s store https://shopaitx.com
●	Security and Risk Management expert Jeff Slotnick CPP, PSP, presented insight on how the once stubborn industry is moving to adapt to RAD’s innovations
●	Eddie Sorrells CPP, PSP, PSI, and COO of RAD dealer DSI Security Services discussed how deploying RAD’s autonomous devices at customer sites is often the best solution as an alternative to adding more manpower. Mr. Sorrells shared a case study of how RAD ROSA deployments saved a client $150,000 annually
●	Raleigh Taylor, CEO of Premier Protective Security, Inc., also a RAD dealer presented how RAD solutions have helped reduce instances of trespassing by up to 80% at his company’s retail clients
●	RAD performed a firearm detection demonstration utilizing multiple ROSA devices and discussed the impact of the Bailey’s Gift campaign
●	An interactive demonstration of AVA’s enhanced noise cancelation technology, reducing truck diesel engine and other ambient noises during a vehicle check in and verification
●	Mark Folmer presented a video of RAD’s initial deployment of RIO Original and announced a new solution, RIO Mini, a cost-reduced, solar-powered security tower
●	Tony Taylor introduced ROSS, RAD’s software solution enabling the millions of IP security cameras already deployed to have the ability to connect with the RAD ecosystem (RADSoC). ROSS empowers these non-RAD cameras to run the same AI analytic capabilities as other RAD hardware solutions
●	Ravi Gade provided an update on RAD-G’s launch into vertical OEM markets, initially targeting the electric vehicle charging station manufacturers
●	Steve Reinharz commented on the success of ROAMEO 2.x, and announced that development has begun on ROAMEO 3.0, coming in Q3 of 2023
●	AITX’s popular eSports team members discussed the impact that AITX and RAD technology will have an entire generation of tech-savvy consumers
●	Several RADDOG demonstrations were conducted, showcasing the smart quadruped’s ability to autonomously ‘follow’ a human, interact with remote monitoring personnel and be autonomously dispatched by another RAD device upon detecting a suspicious activity
●	Reinharz offered closing thoughts regarding the Company’s growth, trajectory, and drive towards profitability

“It was incredible to hear, first-hand, from RAD dealers and industry notables how RAD is actively reshaping the security industry,” said Mark Folmer, CPP, FSyI, President of RAD. “The momentum is on our side right now; our sales pipeline is full. These new product announcements coupled with testimonials from these great dealers should only push things further and faster.”

“These open house and tech reveal events are so fun to execute. It’s invigorating to be able to present the end-result of our team’s amazing work and creativity. I’m already planning the next series of events,” Reinharz concluded.

AITX through its subsidiary, Robotic Assistance Devices, Inc. (RAD), is redefining the $25 billion (US) security and guarding services industry through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD solutions are specifically designed to provide a cost savings to businesses of between 35%-80% when compared to the industry’s existing and costly manned security guarding and monitoring model. RAD delivers this tremendous costs savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

RAD has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this news release other than statements of historical fact are “forward-looking statements” that are based on current expectations and assumptions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the statements, including, but not limited to, the following: the ability of Artificial Intelligence Technology Solutions to provide for its obligations, to provide working capital needs from operating revenues, to obtain additional financing needed for any future acquisitions, to meet competitive challenges and technological changes, to meet business and financial goals including projections and forecasts, and other risks. No information contained in this news release should be construed as any indication whatsoever of the Company’s future stock price, revenues, or results of operations. Additionally, any industry data provided herein is of no predictive value regarding the future sale of the Company’s products. Artificial Intelligence Technology Solutions undertakes no duty to update any forward-looking statement(s) and/or to confirm the statement(s) to actual results or changes in Artificial Intelligence Technology Solutions expectations.

About Artificial Intelligence Technology Solutions (AITX)

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX’s RAD, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staffs and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.stevereinharz.com, www.radsecurity.com, www.radgroup.ai, and www.radlightmyway.com, or follow Steve Reinharz on Twitter @SteveReinharz.

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Steve Reinharz

949-636-7060
@SteveReinharz